Exhibit 99.1

            Quotesmith.com Reports Second-Quarter Financial Results

     -- Revenues increase 71 percent, reflecting two months' results of Life Quotes asset acquisition

     -- Net loss of $838,000 vs. net loss of $308,000 in Q2 2003 caused by revenue softness, higher than normal expenses

     -- $13 million stock sale to Zions Bancorporation set for August 16, 2004


    DARIEN, Ill., July 28 /PRNewswire-FirstCall/ -- Quotesmith.com, Inc., (Nasdaq: QUOT), the only place on earth where you can get instant insurance quotes from over 200 leading companies and have the freedom to buy from the company of your choice, today announced financial results for the second quarter ended June 30, 2004.


    Financial Results

    Quotesmith.com achieved revenues of $4.3 million in the second quarter of 2004, an increase of 71 percent over revenues of $2.5 million for the same quarter of last year. The net loss for the quarter was $838,000, or $.17 per share, compared to a loss of $308,000, or $.06 per share, in the second quarter last year. Financial results for the second quarter include two months' worth of revenues and expenses from the previously announced asset acquisition of Life Quotes, Inc.

    "Disappointing Q2 results were caused by soft revenues combined with higher than normal marketing expenses for both us and our new Life Quotes unit," remarked Robert Bland, chairman and CEO. "And while it is unfortunate that we experienced revenue softness in the second quarter during the time of our Life Quotes acquisition, we remain undaunted on building out our 'Insurance Savings Supercenter' business concept. We believe that our business model is now poised for improvement as the accretive effects of the Life Quotes acquisition begin to take root throughout our business model."

    Commenting on the second quarter, Phil Perillo, chief financial officer, remarked, "The acquisition integration is going well. The Life Quotes sales agents now have access to our full inventory of 95 life insurance companies and are using our online quoting and application technology. Starting with this release of our second- quarter financials, we will be disclosing amortization and depreciation charges as a line item within our statement of operations so that our shareholders can have a better understanding of our earnings before income taxes, depreciation and amortization (EBITDA)."


    Additional Business Model Information
    -- Quotesmith.com, Inc. is an insurance brokerage that relies upon direct response advertising and purchased sales leads to obtain new customers. Under our business model, the recognition of such expenses always precedes corresponding revenues, often by as much as 4 to 5 months.
       For the six month period ended June 30, 2004, we spent $805,000 in marketing fees -- 24 percent of our total ad spending for the first half of 2004 -- to acquire leads from a third party company as part of a previously announced insurance marketing and order fulfillment agreement which commenced in January 2004. As expected, we did not begin to realize material amounts of commission income from conversion of these leads into revenue until the latter half of the second quarter. As a result, this program accounted for over $500,000 of the net loss for the six months ended June 30, 2004. We still expect this marketing arrangement to produce profits in the second half of 2004.
    -- Depreciation and amortization charges for Q2 were $344,000, somewhat below the amounts we anticipate for such non-cash charges on a going-forward basis. Due in large part to the May 2004 asset acquisition of Life Quotes and the related asset valuation components thereof, we now expect depreciation and amortization charges to be approximately $1.4 million for the full year of 2004.
    -- Cash and invested assets totaled $2.69 million compared with $15.2 million at year-end 2003. Our $18.8 million asset acquisition of Life Quotes closed on May 7, 2004 using approximately $12.3 million of internal funds and a short term loan of $6.5 million obtained from Zions Bancorporation. At the Company's annual meeting on August 16, 2004, our shareholders will be asked to approve the issuance of
       2.4 million new shares of common stock to Zions Bancorporation for total net proceeds to us of $13,000,000, or $5.50 per share. Officers of the Company now holding approximately 62% of the current outstanding shares have agreed to vote in favor of this stock sale. The sale of stock is expected to close shortly after the annual meeting on August 16, 2004. Part of the funds received will be used by us to repay the $6.5 million note payable to Zions, with the remainder of the proceeds being added back into our investment portfolio, thus returning our balance sheet to its former debt-free status.

    About Quotesmith.com

    Originally founded in 1984 as Quotesmith Corporation, Quotesmith.com owns and operates a comprehensive online consumer insurance information service at http://www.insure.com . Visitors to the Company's Web sites are able to obtain instant quotes from more than 200 leading insurers, achieve maximum savings and have the freedom to buy from any company shown. Insure.com also plays home to over 3,000 originally authored articles on various insurance topics and also provides consumer insurance decision-making tools that are not available from any other single source. Quotesmith.com also provides personalized insurance brokerage and policy placement services for its customers. Shares of Quotesmith.com trade on the Nasdaq SmallCap Market under the symbol "QUOT."

    In connection with the pending sale of stock to Zions Bancorporation and the May 7, 2004 asset acquisition of Life Quotes, Inc., Quotesmith.com has filed a proxy statement and other materials with the Securities and Exchange Commission. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Quotesmith.com and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction matters. Information regarding such individuals is included in Quotesmith.com's proxy statement and Annual Report on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transactions.
Investors may obtain a free copy of the proxy statement and other relevant documents as well as other materials filed with the Securities and Exchange Commission concerning Quotesmith.com and these individuals at the Securities and Exchange Commission's website at http://www.sec.gov. These materials and other documents may also be obtained for free from: Quotesmith.com, Inc., 8205 South Cass Avenue, No. 102, Darien, Illinois 60561, Attn: Secretary.


    Cautions about Forward-Looking Statements

    This announcement may contain forward-looking statements that involve risks, assumptions and uncertainties pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. This announcement also contains forward-looking statements about events and circumstances that have not yet occurred and may not occur. These forward-looking statements are inherently difficult to predict. Expressions of future goals and similar expressions including, without limitation, "intend," "may," "plans," "will," "believe," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential" and "forecast," reflecting something other than historical fact, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Investors should be aware that actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Reported Web site activity and/or quotes are not necessarily indicative of any present or future revenue. The Company will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Potential risks and uncertainties include, among others, concentration of common stock holdings, integration and management of the Life Quotes operation, declines in the life insurance industry, unpredictability of future revenues, potential fluctuations in quarterly operating results, competition, the evolving nature of its business model, risks associated with capacity constraints and the management of growth as well as the risks associated with potential terrorism threats. More information about potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 which is on file with the United States Securities and Exchange Commission. Quotesmith.com and insure.com are service marks of Quotesmith.com, Inc. All other names are trademarks of their respective owners. Copyright 2004. All rights reserved. Quotesmith.com, Inc.



                             QUOTESMITH.COM, INC.
                           STATEMENT OF OPERATIONS
                    (In thousands, except per share data)
                                 (Unaudited)

                                        Quarter Ended     Six Months Ended
                                           June 30,           June 30,
                                        2004      2003      2004      2003

    Revenues:
      Commissions and fees             $4,292    $2,511    $6,742    $5,068
      Other                                 4        (1)        6        14
    Total revenues                      4,296     2,510     6,748     5,082

    Expenses:
      Selling & marketing               2,000     1,356     3,360     2,659
      Operations                        1,958       749     2,778     1,611
      General & administrative            794       641     1,549     1,268
      Depreciation & amort.               344       263       567       548
    Total expenses                      5,096     3,009     8,254     6,086
    Operating loss                       (800)     (499)   (1,506)   (1,004)

    Investment income (net)               (38)      191        48       283

    Net loss                            $(838)    $(308)  $(1,458)    $(721)

    Net loss per common share,
      basic and diluted                $(0.17)   $(0.06)   $(0.29)   $(0.15)

    Weighted average common
      shares and equivalents
      outstanding, basic and
      diluted                           4,958     4,910     4,958     4,910


                         SELECTED BALANCE SHEET DATA
                                (In thousands)

                                                    June 30,    December 31,
                                                      2004           2003

    Cash and equivalents                                $238           $677
    Investments                                        2,456         14,550
    Commissions receivable                             2,669          1,062
    Land and building, net                             5,481             --
    Intangibles and goodwill                          11,867             --
    Other assets                                         694          1,237
    Total assets                                     $23,405        $17,526

    Total current liabilities                         $8,162           $760
    Total stockholders' equity                        15,243         16,766
    Total liabilities &
      stockholders' equity                           $23,405        $17,526



SOURCE  Quotesmith.com, Inc.
    -0-                             07/28/2004
    /CONTACT: Phillip A. Perillo, Chief Financial Officer of Quotesmith.com, +1-630-515-0170 ext. 295, phil@insure.com /
    /Web site:  http://www.insure.com /
    (QUOT)

CO:  Quotesmith.com, Inc.
ST:  Illinois
IN:  FIN INS PUB MLM
SU:  ERN